                                                                 EXHIBIT 10.7



                            SHAREHOLDERS' AGREEMENT



       THIS SHAREHOLDERS' AGREEMENT is made and entered into this 30th day of November, 1992 by and among Universal Partners, Inc., a corporation duly organized and existing under the laws of the State of Louisiana ("Universal"), McDermott Incorporated, a corporation duly organized and existing under the laws of the State of Delaware ("McDermott"), and Universal Fabricators Incorporated, a close corporation duly organized and existing under the laws of the State of Delaware (the "Company").



                                 WITNESSETH:


       WHEREAS, on November 6, 1992, Universal and McDermott caused the incorporation of the Company in the State of Delaware as a close corporation and subscribed to fifty-one (51%) and forty-nine (49%) percent, respectively, of the total authorized and to be issued share capital of the Company;

       WHEREAS, Universal, McDermott and the Company are parties to a Contribution Agreement of even date herewith (the "Contribution Agreement") governing the assignment, conveyance, transfer and delivery to the Company of all of their right, title and interest in, to or arising from the Contributed Assets; and

       WHEREAS, Universal, McDermott and the Company are entering into this Shareholders' Agreement to govern certain aspects of their relationship and the relationship of their successors in title as Shareholders of the Company and their respective rights and obligations each towards the other.
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       NOW, THEREFORE, in consideration of the premises and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby represent, warrant, covenant and agree as follows:



                                  ARTICLE I
                         DEFINITIONS; INTERPRETATION

1.01 DEFINITIONS. In addition to the terms defined elsewhere in this Shareholders' Agreement, unless otherwise clearly required by the context of this Shareholders' Agreement, the terms listed herein shall have the following meanings:

       (a) "Act" shall mean the Delaware General Corporation Law, as amended.

       (b) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

       (c) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the City of Lafayette, Louisiana are authorized or required by law to close.

       (d)    "By-Laws" shall mean the document attached hereto as Annex "B".

       (e) "Certificate of Incorporation" shall mean the document attached hereto as Annex "A".

       (f) "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through the ownership of voting securities, by contract or otherwise.
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       (g)    "Party/Parties" shall mean Universal, McDermott or the Company or all of them collectively, as the case may be, and shall include their respective successors in interest hereunder.

       (h) "Person" shall mean an individual, a corporation, a partnership, an association, a joint venture, a trust or other entity of any kind, including a government or political subdivision or agency or instrumentality thereof.

       (i) "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

       (j) "Shareholder/Shareholders" shall mean either or both of Universal and McDermott collectively, as the case may be, and shall include their respective successors in interest hereunder.

       (k) "Third Party" shall mean any Person other than a Party or an Affiliate of a Party.

1.02 INTERPRETATION. For purposes of this Shareholders' Agreement, the following Rules of Interpretation shall apply.

       (a) Unless the context clearly indicates otherwise, words importing the singular number include the plural number and vise versa.

       (b) Words of any gender include the correlative words of the other, or neuter, gender.

       (c) In the event of any inconsistency between the rights or obligations of Universal and McDermott under the Certificate of Incorporation and/or By-Laws of the Company and under this Shareholders' Agreement, the provisions of this Shareholders' Agreement shall prevail as between Universal and McDermott hereto and as between them as Shareholders of the Company and as between their respective appointees as Directors of the Company.


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       (d)    The captions, headings and table of contents in this
              Shareholders' Agreement are solely for convenience of reference and in no way define or limit the scope of intent of any Articles, Sections, Subsections, Paragraphs, Subparagraphs or clauses hereof.


                                 ARTICLE II
                      PURPOSE OF THE COMPANY; DURATION

2.01 PURPOSE. The purpose of the Company shall be the fabrication and assembly at the Port of New Iberia, Iberia Parish, Louisiana of jackets, decks, topside facilities, quarters buildings, drilling rigs and equipment for installation and use offshore in the production, processing and storage of oil and gas and boats and barges, unless and until the purpose is changed in accordance with the Certificate of Incorporation.

2.02 POWERS. To facilitate the achievement of its purpose, the Company shall have the power to engage in any and all activities related, necessary, proper, convenient or incidental to the accomplishment thereof.

2.03 DURATION. The duration of the Company shall be perpetual commencing as of the date of the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware.


                                  ARTICLE III
                              LAWS AND REGULATIONS

3.01 ASSURANCES OF THE PARTIES. Each Party to this Shareholders' Agreement gives its assurance to the other Parties that it will perform all of its responsibilities under this Shareholders' Agreement and will conduct all activities relating to the Company in such a manner as not to violate or cause the other Parties to be in





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              violation of any applicable laws or regulations of any government or political subdivision or any agency or instrumentality thereof.

3.02 COMPLIANCE WITH LAWS AND REGULATIONS. Compliance with all applicable laws and regulations relating to the Company shall be a continuing obligation of the Parties to this Shareholders' Agreement.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF UNIVERSAL

       Universal represents and warrants to McDermott and the Company as follows:

4.01 ORGANIZATION; AUTHORITY. Universal is a corporation duly organized and existing under the laws of the State of Louisiana and has full legal right, power and authority, without the consent of any other Person, to execute, deliver and perform this Shareholders' Agreement. All corporate, shareholder and other acts or proceedings required to be taken by Universal to authorize the execution, delivery and performance of this Shareholders' Agreement have been duly and properly taken.

4.02 VALIDITY. This Shareholders' Agreement has been duly executed and delivered and constitutes a lawful, valid and legally binding obligation of Universal, enforceable in accordance with its terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to creditors' rights generally and is subject to general principles of equity, including the discretion of a court in granting equitable remedies. The execution, delivery and performance of this Shareholders' Agreement will not result in the creation of any lien, charge or encumbrance on any of Universal's assets or the acceleration of any indebtedness or other obligation applicable to Universal and is not





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              prohibited by, does not violate or conflict with any provision of, and does not constitute a default under or a breach of (a) the Charter or By-Laws of Universal, (b) any contract, agreement or other instrument to which Universal is a party or by which Universal or any of its assets are bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to Universal, except for violations, conflicts or defaults that would not, in the aggregate or individually, have a material adverse effect on the execution, delivery and performance of this Shareholders' Agreement, in the case of clauses (b), (c) and (d) above. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution, delivery and performance by Universal of this Shareholders' Agreement.

4.03 INVESTMENT REPRESENTATION. The shares acquired by Universal under the terms of the Contribution Agreement were acquired by it for its own account and for the purpose of investment, and not with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act and other applicable federal or state securities laws and the rules and regulations promulgated thereunder. Universal understands that the shares have not been registered under the Securities Act or other applicable federal or state securities laws and the rules and regulations promulgated thereunder by reason of the issuance of the shares in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and state securities laws and the rules and regulations promulgated thereunder. Universal further represents that it is fully informed as to the applicable limitations upon any distribution or resale of the shares under the Securities Act and other applicable federal or state securities laws and the rules and regulations promulgated thereunder. Universal agrees that it will refrain from acquiring, transferring or otherwise disposing of the shares, or any interest





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              therein, in such manner as to violate any registration
              requirements of the Securities Act or of any applicable federal or state securities law, and the rules and regulations promulgated thereunder regulating the disposition thereof. The State in which Universal's principal office or principal residence is located is the State of Louisiana. Universal is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.04 DUE DILIGENCE Without waiving or limiting in any way its right to rely on the representations and warranties contained in this Shareholders' Agreement, Universal has performed its own independent investigation, with due diligence, of the investment represented by the investment in the Company and has formed its own independent assessment of the risks and potential returns of the Company.


                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF MCDERMOTT

       McDermott represents and warrants to Universal and the Company as follows:

5.01 ORGANIZATION; AUTHORITY. McDermott is a corporation duly organized and existing under the laws of the State of Delaware and has full legal right, power and authority, without the consent of any other Person, to execute, deliver and perform this Shareholders' Agreement. All corporate, shareholder and other acts or proceedings required to be taken by McDermott to authorize the execution, delivery and performance of this Shareholders' Agreement have been duly and properly taken.

5.02 VALIDITY. This Shareholders' Agreement has been duly executed and delivered and constitutes a lawful, valid and legally binding obligation of McDermott, enforceable in accordance with its terms except to the extent that such enforceability may be limited by





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              bankruptcy, insolvency, or other similar laws relating to
              creditors' rights generally and is subject to general principles of equity, including the discretion of a court in granting equitable remedies. The execution, delivery and performance of this Shareholders' Agreement will not result in the creation of any lien, charge or encumbrance on any of McDermott's assets or the acceleration of any indebtedness or other obligation applicable to McDermott and is not prohibited by, does not violate or conflict with any provision of, and does not constitute a default under or a breach of (a) the Charter or By-Laws of McDermott, (b) any contract, agreement or other instrument to which McDermott is a party or by which McDermott or any of its assets are bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to McDermott, except for violations, conflicts or defaults that would not, in the aggregate or individually, have a material adverse effect on the execution, delivery and performance of this Shareholders' Agreement, in the case of clauses (b), (c) and (d) above. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution, delivery and performance by McDermott of this Shareholders' Agreement.

5.03 INVESTMENT REPRESENTATION. The shares acquired by McDermott under the terms of the Contribution Agreement were acquired by it for its own account and for the purpose of investment, and not with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act and other applicable federal or state securities laws and the rules and regulations promulgated thereunder. McDermott understands that the shares have not been registered under the Securities Act or other applicable federal or state securities laws and the rules and regulations promulgated thereunder by reason of the issuance of the shares in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and state securities





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              laws and the rules and regulations promulgated thereunder.
              McDermott further represents that it is fully informed as to the applicable limitations upon any distribution or resale of the shares under the Securities Act and other applicable federal or state securities laws and the rules and regulations promulgated thereunder. McDermott agrees that it will refrain from acquiring, transferring or otherwise disposing of the shares, or any interest therein, in such manner as to violate any registration requirements of the Securities Act or of any applicable federal or state securities law, and the rules and regulations promulgated thereunder regulating the disposition thereof. The State in which McDermott's principal office or principal residence is located is the State of Louisiana. McDermott is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.04 DUE DILIGENCE Without waiving or limiting in any way its right to rely on the representations and warranties contained in this Shareholders' Agreement, McDermott has performed its own independent investigation, with due diligence, of the investment represented by the investment in the Company and has formed its own independent assessment of the risks and potential returns of the Company.


                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

       The Company represents and warrants to Universal and McDermott as follows:

6.01 ORGANIZATION; AUTHORITY. The Company is a corporation duly organized and existing under the laws of the State of Delaware and has full legal right, power and authority, without the consent of any other Person, to execute, deliver and perform this Shareholders' Agreement. All corporate, shareholder and other acts or proceedings required to be taken by the Company to authorize the execution,





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              delivery and performance of this Shareholders' Agreement have been duly and properly taken.

6.02 VALIDITY. This Shareholders' Agreement has been duly executed and delivered and constitutes a lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms except to the extent that such enforceability may be limited by bankruptcy, insolvency, or other similar laws relating to creditors' rights generally and is subject to general principles of equity, including the discretion of a court in granting equitable remedies. The execution, delivery and performance of this Shareholders' Agreement will not result in the creation of any lien, charge or encumbrance on any of the the Company's assets or the acceleration of any indebtedness or other obligation applicable to the Company and is not prohibited by, does not violate or conflict with any provision of, and does not constitute a default under or a breach of (a) the Charter or By-Laws of the Company, (b) any contract, agreement or other instrument to which the Company is a party or by which the Company or any of its assets are bound, (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to the Company, except for violations, conflicts or defaults that would not, in the aggregate or individually, have a material adverse effect on the execution, delivery and performance of this Shareholders' Agreement, in the case of clauses (b), (c) and (d) above. No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution, delivery and performance by the Company of this Shareholders' Agreement.





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                                  ARTICLE VII
                                    CAPITAL


7.01 SHARE CAPITAL. On the date of this Shareholders' Agreement, the Company has an authorized and issued share capital of One Thousand (1,000.00) shares divided into Five Hundred Ten (510) Class "A" common shares of par value $1.00 each and Four Hundred Ninety (490) Class "B" common shares of par value $1.00 each. Unless otherwise provided in this Shareholders' Agreement, Class "A" common shares and Class "B" common shares shall at all times have the same rights and privileges and shall be subject to the same restrictions.


7.02 DISTRIBUTION OF SHARE CAPITAL. The share capital of the Company referred to in Section 7.01 has been subscribed for and distributed among the Shareholders as follows:

                                                                  Percentage of
              Party                    No. of Shares              Share Capital
              ---------                -------------              -------------
              Universal                    510                         51%
              McDermott                    490                         49%


       The shares issued to Universal have been designated Class "A" common shares and the shares issued to McDermott have been designated Class "B" common shares. Unless otherwise unanimously agreed between the Shareholders, all subsequent issues of shares of the Company, whether with or without par value, or securities of the Company convertible into such shares shall be issued at or convertible into Class "A" and Class "B" common shares on a 51/49% ratio. The holders of shares of Class "A" common stock shall have the preemptive right, as a class, to subscribe to any or all additional issues of Class "A" common stock of the Company or to any securities of the Company convertible into such stock and the holders of shares of Class "B" common stock shall have the preemptive right, as a class, to subscribe to any or all additional issues of Class "B" common stock of the Company or to any securities of the Company convertible into such stock.





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7.03          CHANGES IN SHARE CAPITAL.  The share capital of the Company may be increased by the unanimous decision of the Shareholders, and such shares shall be available to the Shareholders for subscription thereto in proportion to their shares in the capital of the Company as set forth in Section 7.02 above. The share capital of the Company may be reduced by the unanimous decision of the Shareholders, and, subject to the Act, the capital so reduced shall be distributed to the Shareholders in proportion to their respective shares in the capital of the Company as set forth in Section 7.02 above.

7.04          CAPITAL REQUIREMENTS; GUARANTEES.

       (a) All operating capital and capital expenditure funds for the Company's operation shall be designated in budgets approved by the Board of Directors as hereinafter set forth. Such funds shall be contributed as paid-in capital or loaned by the Shareholders in proportion to each Shareholders' share in the capital of the Company, or as otherwise mutually agreed, except to the extent such funds are obtained by internal financing or the Company's borrowings within limits set by the Board of Directors. Any loans from the Shareholders shall be on terms and conditions mutually acceptable to the Shareholders and the Company.

       (b) Any guarantees at any time required from the Shareholders, or their Affiliates, as determined by the Board of Directors, to finance the Company or for any other purposes required by the Company shall, with the mutual written consent of the Shareholders, be provided by or obtained from the Shareholders, or their Affiliates, in proportion to each Shareholder's share in the share capital of the Company each within the restrictions of any loan covenants to which a Shareholder, or their Affiliates, may be bound. Each Shareholder shall also ensure than any guarantees given by or obtained from them or their Affiliates are not varied, revoked, withdrawn or allowed to lapse at any time prior to such Shareholder ceasing to hold shares





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              in the Company, without the prior written consent of the other
              Shareholder, which consent shall not unreasonably be withheld.

       (c) In order to satisfy the Company's capital needs on an ongoing basis, the Company may require additional capital beyond that established in the initial budget. The Shareholders agree that the order of preference for meeting these additional requirements is as follows:

               i)    Internal financing;

              ii)    Non-recourse Third Party debt;

             iii)    Third Party debt with recourse; and

              iv) Such other means as may be agreed upon by the Board of Directors.

7.05          RIGHT OF FIRST REFUSAL.

       (a) No Party shall transfer, sell, pledge, encumber or in any way dispose of any part of its shares in the Company (hereinafter referred to as "Transfer(s)") except as provided for in this
              Section 7.05.

       (b) Universal shall be entitled to Transfer its shares to an Affiliate with the written consent of McDermott, which consent shall not be unreasonably withheld. McDermott shall be entitled to Transfer its shares to an Affiliate with the written consent of Universal, which shall not be unreasonably withheld.

       (c) During the first seven (7) years commencing from the date of incorporation of the Company, the Shareholders shall not transfer their shares in the Company.

       (d)    This subsection (d) only applies to transfer occurring after the





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              first seven (7) years from the date of incorporation of the
              Company and is subject to the terms of a Put/Call Agreement entered into by and between Universal and McDermott of even date herewith. If either Shareholder should receive a bona fide offer from a Third Party to purchase its shares in the Company and is desirous of accepting such offer, such Shareholder shall notify the Company's Secretary utilizing one of the methods specified in
              Section 14.03 hereof (hereinafter referred to as "Sale Notice"). The Sale Notice shall specify: the name and address of the Third Party, the percentage of said Shareholder's shares in the Company to be sold, and the terms of the bona fide offer. No such Sale Notice shall be withdrawn (unless such Third Party shall revoke same) except with the unanimous approval of the Board of Directors. The Company shall act as selling agent for the Shareholder giving said Sale Notice and shall give notice of said bona fide offer to the other Shareholder hereto. The Shareholder receiving this Sale Notice shall have an option for thirty (30) days to purchase the shares subject to said Sale Notice at the same price and upon the same terms and conditions as contained in the Sale Notice. In the event the Shareholder receiving the Sale Notice elects to exercise its option, the shares shall be sold to it. If the option is not exercised, the Shareholder giving such Sale Notice shall be free to sell its shares to the Third Party at the price and upon the terms and conditions contained in the Sale Notice. If the Shareholder giving such Sale Notice fails to so sell the interest on the same basis as provided in the Sale Notice, said Shareholder shall again become subject to the restrictions of this Section 7.05(d).

       (e) The closing of the purchase and sale of shares as provided above shall be held at a mutually acceptable place on a mutually acceptable date (the "Closing Date") not more than ninety (90) days after receipt of Notice by the Party receiving the Sale Notice as provided in subparagraph (d) of this Article VII; provided, however, that the Closing Date may be postponed until such time as any consent, approach, or authorization required of any governmental or





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              regulatory authority has been obtained; and provided, further, that the Shareholders agree to use their best efforts to obtain such consents, approvals, or authorizations in a timely manner. At such Closing, the Shareholder selling its shares shall transfer such shares free and clear of all liens, claims, and encumbrances, and shall execute all documents as may be necessary to effectuate such sale. The applicable purchase price shall be payable by wire transfer of immediately available federal funds to an account designated by the Parties that are selling their shares on the Closing Date.

       (f)    During the pendency of the transactions contemplated by this
              Article VII, the business and affairs of the Company shall be conducted as provided in this Shareholders' Agreement, unaffected by the pendency of such transaction.


       (g) A notation substantially in the following text shall be placed on any and all share certificates issued by the Company:

              "The transfer of this certificate and of the shares it relates to and the voting of such shares is restricted by the provisions of a Shareholders' Agreement. A copy of this Shareholders' Agreement may be obtained by a shareholder on written request to the Corporation".

       (h) Any Shareholder who transfers its shares in the Company to any Third Party shall include, as part of the transfer agreement, provisions which require the Third Party to accept and agree to be bound by the provisions of this Shareholders' Agreement. The Selling Party shall continue to be responsible for obligations of the Company which obligations accrued, or the events leading to the accrual of an obligation accrued, prior to the transfer on the basis provided in this Shareholders' Agreement unless otherwise agreed between the Selling Party and the Third Party or otherwise.





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7.06          NO PUBLIC OFFERINGS.  The Company shall make no offering of any of its stock of any class, or any securities convertible into such stock, which would constitute a public offering within the meaning of the Securities Act.


                                 ARTICLE VIII
                                  MANAGEMENT

8.01          BOARD OF DIRECTORS.

       (a) The Board of Directors shall be composed of five (5) members, three (3) of whom shall be appointed by and represent Universal, and two (2) of whom shall be appointed by and represent McDermott (hereinafter referred to as a "Director" and collectively, the "Board of Directors"). The initial Board of Directors designated in the Certificate of Incorporation shall serve until the first annual meeting of the shareholders or until a successor is elected and qualified. Directors appointed by Universal shall be designated Class "A" Directors and Directors appointed by McDermott shall be designated Class "B" Directors. The Directors shall receive no remuneration for service in such office. However, transportation and accommodation expenses during the period when Board meetings are held shall be billed to and shall be paid by the Company. Nothing in the foregoing two (2) sentences shall prohibit the Company from paying a salary to a Director in such Director's capacity as an officer or employee of the Company.

       (b) As vacancies occur on the Board of Directors, they shall be filled in the same manner as the replaced Directors were originally appointed. Except as provided in this Section 8.01, appointments to the Board of Directors shall be without restriction, and such appointees to the Board of Directors shall be replaceable at any time, without notice or cause, by the Shareholder which made the appointment. Directors may serve concurrently as an officer or employee of the Company. The term of office of each Director shall





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              be one (1) year which may be renewed by the Shareholder who appointed him or until his death or his resignation or removal from the Board of Directors, if earlier. Upon the happening of such Director's death, resignation or removal, the Shareholder who appointed such Director shall appoint his successor. The Shareholders agree to exercise their respective voting rights at Shareholders' Meetings in order to cause the individuals so appointed to be elected.

8.02          MEETINGS.

       (a) The Board of Directors shall meet at least one (1) time a year. Meetings shall be called by the Chairman of the Board of Directors or upon the request of any Director and shall normally take place in New Iberia, Louisiana, but may also take place elsewhere. Notice of any meeting must be given by the Secretary of the Company to the individual Directors in writing. Notice is to be provided in accordance with Section
              14.03 of this Shareholders' Agreement, at an address nominated by each Director, so as to be received at least seventy-two
              (72) hours prior to the time of the meeting. Said notice shall contain a statement of the agenda to be considered at the meeting and shall set forth the location and time (date and hour) of the meeting. A call for Board of Directors' meeting shall not be required if all of the Directors are present at the meeting. Board of Directors' Meetings shall be entitled to consider matter(s) not set forth in the call therefor. Board of Directors' actions may be taken without, and in lieu of, a meeting by unanimous written consent. At all meetings of the Board of Directors, including any adjournments thereof, any one or more Directors may participate by means of a conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other. Participation by such means shall constitute presence in person at a meeting. The presence of one (1) Director elected by the Shareholders holding Class "A" common shares and one (1) Director elected by the

                Shareholders holding Class "B" common shares will be necessary to constitute a quorum of the Board of Directors, including any adjournments thereof. Each Director shall be entitled to one vote. Except as specified in Section 8.03 below, resolutions of the Board of Directors shall be valid if adopted by a majority of the Directors.

       (b) The annual meeting of the Shareholders shall be convened by the Board of Directors within the first four (4) months of the close of each fiscal year for the purpose of the election of Directors and to transact such other business as may properly come before the meeting or any or adjournments thereof. The annual meeting and all special meetings may be held at such place as shall be stated in the notice calling the meeting. At all shareholders' meetings, including any adjournments thereof, the presence in person or by proxy of holders of at least fifty-two (52%) percent of the share capital of the Company shall be necessary to constitute a quorum. Except as specified in Section 8.04 below, resolutions of Shareholders' meetings shall require the affirmative vote of 52% of the share capital of the Company; each share of share capital, whether Class "A" common shares or Class "B" common shares, having one (1) vote. Notice of the annual and any special Shareholders' meetings shall be given by the Secretary of the Company to the Shareholders and to each Party's Corporate Secretary in writing. Notice is to be provided in accordance with Section
                14.03 of this Agreement, so as to be received at least thirty
                (30) days prior to the date of the meeting. Said notice shall contain a statement of the agenda to be considered at the meeting and shall set forth the location and time (date and hour) of the meeting. A notice for a Shareholders' meeting shall not be required if all of the Shareholders are present or represented by proxy at the meeting. Shareholders' meetings may consider matter(s) not set forth in the notice therefor.

8.03 CERTAIN ACTIONS OF THE BOARD OF DIRECTORS. The consent of at least one (1) Director elected by the Shareholders holding Class "A" common stock and one (1) Director elected by the Shareholders holding Class "B" common stock shall be necessary for approval of the following corporation actions:

         (i)    Amend or supplement the By-Laws of the Company.

        (ii) To set the Company's policies relating to personnel and banking from those previously in effect at Universal, entering into any contracts with value of Ten Million ($10,000,000.00) Dollars or greater or any amendments to contracts which would result in the value thereof increasing to Ten Million ($10,000,000.00) Dollars or greater, or any customer contract without a job profit and the approval or amendment of the annual operating plans and budgets.

       (iii)    To approve the withdrawal of a Sale Notice.

        (iv) The election and any change in the title, duties, salary, or other compensation of an officer of the Company and the removal of any officer of the Company.

         (v) Any corporate indebtedness, business transaction or financial commitment involving amounts in excess of those levels previously established by the Board of Directors or the giving of any guarantees or indemnities to, or becoming surety for, any other company, partnership, joint venture, trust or other enterprise.

        (vi) Selling, lease, exchange or other disposition of more than twenty-five (25%) percent of the properties or other assets of the Company whether in the regular course of business or other than in the regular course of business, or an acquisition by the Company of the share capital (or equivalent) or of the assets of any other company, partnership, joint venture, trust or other enterprise.

       (vii) Any business transactions between a Shareholder, Director, officer, or any person performing the normal duties and responsibilities assigned by applicable law to directors or officers and the Company and a company, partnership, joint venture, trust or other enterprise, or association in which one or more of the Shareholders, Directors or officers, or any person performing the normal duties and responsibilities assigned by applicable law to directors or officers are shareholders, officers, directors, employees or partners or have a material financial interest, direct or indirect or affiliates of any such company, partnership or association.

     (viii) To request the provision of any guarantees from the Shareholders or their Affiliates.

       (ix) To appoint the Company's auditors to be chosen from among those auditors duly licensed to practice in the State of Louisiana, it being understood that, unless otherwise unanimously agreed, the shareholders shall appoint as the Company's auditors the firm of Ernst & Young.

        (x) The formation of any subsidiaries, partnerships, joint ventures, trusts or other enterprises by or with the Company.

       (xi) Any change in the dividend policy set forth in Section 9.03 hereof.

8.04 CERTAIN ACTIONS OF THE SHAREHOLDERS. The unanimous consent of all of the Shareholders of the Company shall be necessary for approval of the following corporate actions:

        (i) Amend or supplement the Certificate of Incorporation of the Company.

       (ii) Selling, lease, exchange or other disposition of more than twenty-five (25%) percent of the properties or other assets of the Company whether in the regular course of business or other than in the regular course of business, or the acquisition by the Company of the share capital (or equivalent) or of the assets of any other company, partnership, joint venture, trust or other enterprise.

      (iii) Dissolving the Company or its merger or consolidation with any other company, partnership, joint venture, trust or other enterprise.

       (iv) To change the capital structure of the Company or the issue of further shares or other securities or the creation of any option to subscribe or acquire shares or other securities of the Company.

        (v)     To change the purpose of the Company.

       (vi)     To increase and decrease the number of Directors.

      (vii) To add, change or remove restrictions on the transfer of shares of the Company as set forth in the Certificate of Incorporation.


Subject to the foregoing, the convening of meetings of the Board of Directors and the Shareholders and other corporate matters shall be handled in accordance with the Certificate of Incorporation and By-Laws of the Company and the Act.


                                   ARTICLE IX
                                 FISCAL MATTERS


9.01 BOOKS OF ACCOUNT. Separate books of account shall be kept and maintained by the Company for the entry of all transactions relating thereto. Such books of account shall be maintained in accordance with generally accepted accounting principles. The Company shall supply to the Directors, on a monthly basis, financial statements prepared in accordance with generally accepted accounting principles. The Company's books of account shall be audited annually by those independent auditors appointed by the Shareholders as provided in Section 8.03(ix) above. The Company's books of account shall be kept at the Company's head office or such other place as the Board of Directors may determine to be appropriate. Each Shareholder or its duly authorized representative(s) shall have access to the general records and the complete books of accounts of the Company and all supporting documentation at all reasonable times. The Company shall provide the Directors copies of all tax returns filed upon request.


9.02 FISCAL YEAR. The Company's fiscal year shall begin on April 1 of each calendar year and terminate on March 31 of the following calendar year; provided, however, that the period that has elapsed from the date of the Company's incorporation until March 31, 1993 shall be referred to as a "stub year".


9.03 DIVIDENDS. The Shareholders have agreed that the Directors shall not declare any dividends during the stub year of the Company operations. Thereafter, unless otherwise approved by at least one (1) Director elected by the Shareholders holding Class "A" common stock and one (1) Director elected by the Shareholders holding Class "B" common stock, the Company shall distribute to the Shareholders in proportion to the share of each Shareholder in the capital of the Company ninety (90%) percent of the net income for the prior fiscal year as reflected on the audited Consolidated Statement of Income (Loss) and Retained Earnings of the Company for such fisal year beginning with fiscal year 1994. The annual dividend for each fiscal year shall be paid within the first four (4) months following the end of each fiscal year.

                                   ARTICLE X
                                    DEFAULTS

10.01  EVENTS OF DEFAULT.  In the event of -

       (a) a default or breach of either of the Shareholders under this Shareholders' Agreement or a failure by either of the Shareholders to observe or perform any of the terms of this Shareholders' Agreement on its part to be observed and performed and not being so remedied within thirty (30) days, or such longer period as required under the circumstances, after written notice thereof to the Defaulting Party by the other Shareholder (the "Non-Defaulting Party");

       (b) a Shareholder shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of such Shareholder or of all or a substantial part of such Shareholder's assets, (ii) be adjudicated a bankrupt or insolvent, or file a voluntary petition in bankruptcy, or admit in writing its inability to pay its debts as they come due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or (v) file an answer admitting the material allegations, or consents to, or default in answering a petition filed against such Shareholder in any bankruptcy, reorganization or insolvency proceeding;

       (c) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of a Shareholder or an arrangement with creditors (or any class of creditors) of a Shareholder or appointing a receiver, trustee or liquidator of a Shareholder or of all or a substantial part of the assets of a Shareholder, and such order, judgment or decree shall continue unstayed and in effect for a period of ninety (90) consecutive days; or

       (d) the shareholders of a Shareholder as of the date of this Shareholders' Agreement cease to own or Control at least fifty (50%) percent of the voting shares outstanding as of the date hereof of such Shareholder;

then such event shall be an Event of Default in respect of such Shareholder (the "Defaulting Party") for the purposes of this Shareholders' Agreement.

10.02 DEEMED OFFER UPON EVENT OF DEFAULT. Upon an Event of Default, the Defaulting Party shall be deemed to have given a Sale of Notice in accordance with the provisions of Section 7.05(d) hereof. The Per Share Value to be paid in respect of the shares of a Defaulting Party shall be determined in accordance with the provisions of Section 10.04 hereof. If the Shareholder entitled to purchase said shares as a result of an Event of Default elects to purchase said shares within the time period specified in Sections 7.05(d) hereof then such shares shall be sold to it on the basis specified in Sections 7.05(e) and (f) hereof and at the Per Share Value. If the Shareholder entitled to purchase said shares as a result of an Event of Default elects not to purchase said shares within the time period specified in Section 7.05(d) hereof then the Directors may offer such shares to a Third Party at the Per Share Value or at any other price as such Directors shall determine to be reasonable under the circumstances.

10.03  RIGHTS AND OBLIGATIONS UPON EVENT OF DEFAULT.

       When an Event of Default occurs -

       (a) the Directors may apply any dividends or interest payments which accrue or are payable to the Defaulting Party towards any moneys which the Defaulting Party is liable to pay or provide to the Company and which have not been so paid or provided;

       (b) the Directors may treat any amount due and payable to the Company by a Defaulting Party as a debt, and the Directors may charge the Defaulting Party interest on the amount of the debt at the Prime

                Rate at the time of the Event of Default which would be applicable to the Company;

       (c) the Defaulting Party shall not be entitled to vote in respect of its shares at any shareholders' meetings during the period from the date of the Event of Default to the date that it is rectified and the Shareholders shall take all necessary steps to ensure that the Defaulting Party is not entitled to vote;

       (d) the Board of Directors shall be reduced to only those directors appointed by the Non-Defaulting Party and the Shareholders shall take all necessary steps to ensure that any Directors appointed by the Defaulting Party resign;

       (e) the Defaulting Party shall not be entitled to appoint any Directors during the period between the date of the Event of Default to the date that it is rectified; and

       (f) the provisions of Section 8.03 and 8.04 hereof shall not be effective.

10.04 GOING CONCERN VALUE. Upon an Event of Default the Directors appointed by the Non-Defaulting Party shall engage Johnson Rice & Company or a comparable investment banking firm having relevant expertise doing business in the City of New Orleans, Louisiana (the "Investment Banker") to render its opinion of the value of the Company on a "going concern" basis (the "Going Concern Value") as of the date of the opinion. Prior to engaging the Investment Banker, the Directors shall require such Investment Banker to certify to them in writing that they are capable of establishing the Going Concern Value without bias. The Investment Baker shall render its opinion of the Going Concern Value within sixty (60) days of its appointment and the cost of such opinion shall be bourne entirely by the Company. The Going Concern Value taken as a whole shall be divided by the total number of issued and outstanding shares of capital in order to determine the value of each such share (the "Per Share Value").

                                   ARTICLE XI
                                 FORCE MAJEURE

The non-performance or delay in performance by the Parties of any obligation under this Shareholders' Agreement shall be excused if and to the extent that such non-performance or delay is caused by Force Majeure. The period of any such non- performance or delay, together with such period as may be necessary for the restoration of any damage done during such delay, shall be added to the time given under this Agreement for the performance of such obligation and for the performance of any obligation dependent thereto.

"Force Majeure" within the meaning of this Article shall be any order, regulation or direction of the Government of the United States, any other government which in any way governs the activities of the Company and/or the Shareholders, or a political subdivision or any agency or instrumentality thereof, whether promulgated in the form of law or otherwise, or any act of God, insurrection, riot, war, strike or other labor disturbance, fires, floods or any other cause beyond the reasonable control of the Company or the Party and/or Shareholders affected and whether similar or dissimilar to any cause whatsoever herein specified or not.


                                  ARTICLE XII
                         COVENANTS OF THE SHAREHOLDERS

Each Shareholder hereby covenants and agrees, from and after the date of this Shareholders' Agreement and so long as this Shareholders' Agreement shall remain in effect, unless the other Shareholder shall have otherwise consented specifically in writing:

12.01 INFORMATION. (a) Each Shareholder shall provide to the other Shareholder at the addresses specified in Section 14.03 hereof, annual audited consolidated financial statements with respect to such Shareholder, together with all notes thereto, within ninety (90) days after the end of each fiscal year of such Shareholder such consolidated statements to contain a balance sheet, a statement of income (loss) and retained earnings and a statement of cash flows, and to be prepared in accordance with generally accepted accounting principles, applied on a consistent basis. The Shareholders shall ensure that such financial statements present fairly the financial position and results of operations of the Shareholders and their subsidiaries as of the end of, and for, the period then ended, in all respects in accordance with generally accepted accounting principles, applied on a consistent basis. Each Shareholder shall accompany each of such sets of financial statements with the written certification of its Chief Financial Officer that such Shareholder has complied with all of its obligations as set forth in this Shareholders' Agreement.

       (b) Each Shareholder shall promptly provide to the other Shareholder at the address specified in Section 14.03 hereof, written notice of the occurrence of any event of default which results in the acceleration of any amounts due under any obligation for borrowed money or any indebtedness constituting the deferred portion of the purchase price of any property or assets of such Shareholder or any of its subsidiaries in excess of $100,000.00. Accompanying said written notice shall be a certificate signed by such Shareholder's Chief Financial Officer as to the actions the Shareholder or its subsidiaries, as applicable, are taking or proposes to take with respect thereto.

       (c) From time to time each Shareholder shall provide to the other Shareholder such additional information regarding the financial position, business, properties or affairs of each Shareholder or its subsidiaries as the other Shareholder may reasonably request.

Section 12.02 PAYMENT OF OBLIGATIONS. Each Shareholder will pay and discharge, at or before maturity, all of its obligations and liabilities (including, without limitation, tax liabilities), except those that may be contested in good faith and by appropriate proceedings.

Section 12.03 CORPORATE EXISTENCE. Each Shareholder will maintain (a) its corporate existence, its qualification to do business and its good standing in each jurisdiction in which qualification is necessary for the proper conduct of its businesses, and (b) all licenses, permits and other authorizations necessary for the ownership and operation of its properties and business, and
(c) insurance on all of its property, assets, and businesses in at least such amounts and against at least such risks as are usually insured against in the same area by companies of established repute engaged in the same or a similar business.


Section 12.04 COMPLIANCE WITH LAWS. Each Shareholder will comply, in all material respects, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, ERISA) except where the necessity of compliance therewith is being contested in good faith and by appropriate proceedings.



                                  ARTICLE XIII
                             COVENANTS OF UNIVERSAL

Section 13.01 ORDERLY WIND UP. Universal shall limits its business after the date hereof to that of a Shareholder of the Company and will engage in no further business other than that necessary for the orderly winding up of its obligations under existing contracts, customer orders, leases, licenses, purchase orders and other commitments to the extent not included in Assumed Liabilities.


Section 13.02 LIMITATION OF DIVIDENDS. During the fiscal years ending March 31, 1993, 1994 and 1995, the Board of Directors of Universal will not declare and Universal will not pay any dividends to its shareholders, in cash or other property, on Universal's shares of capital stock or other securities held by its shareholders in excess of the respective fiscal year's federal taxable income less federal and state income taxes plus Two Hundred Thousand

($200,000.00) Dollars. During the period from the Effective Time until 180 calendar days subsequent to the Effective Time, Universal will not redeem, retire, purchase or otherwise acquire from its shareholders any shares of its capital stock now or hereafter authorized or outstanding. After 180 calendar days subsequent to the Effective Time and through March 31, 1995, Universal will not expend more than Five Hundred Thousand ($500,000.00) Dollars in any fiscal year to redeem, retire, purchase or acquire from its shareholders any shares of its capital stock now or hereafter authorized or outstanding during such fiscal years.



                                  ARTICLE XIV
                                    GENERAL


14.01 SCOPE OF SHAREHOLDER'S AUTHORITY. Unless otherwise expressly provided in this Shareholders' Agreement, no Shareholder shall, without the prior written consent of the other Shareholder, in any manner use the name of, or commit, or act or purport to act for or as representative of, or assume any obligations or responsibilities on behalf of, the other Shareholder or the Company, whether before or after incorporation thereof.

14.02 ASSIGNMENT. The Parties hereto shall not sell, assign, pledge or otherwise transfer its interest in this Shareholders' Agreement or any part thereof, without obtaining the prior written consent of the other Parties hereto, which consent will not be unreasonably be withheld.

14.03 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, or by telecopy as follows:

       (a)      If to Universal:           Universal Partners, Inc.
                                           P.O. Box 11308
                                           Port Road, Port of New Iberia

                                           New Iberia, Louisiana 70562
                     Attention:            President
                     Telecopy:             (318) 365-3711


                With a copy to:            Roy, Forrest & Lopresto
                                           Main Mall, Suite 10
                                           110 French Street
                                           New Iberia, Louisiana 70562
                     Attention:            Leon E. Roy, III
                     Telecopy:             (318) 364-6702


       (b)      If to McDermott:           McDermott Incorporated
                                           1010 Common Street
                                           P.O. Box 60035
                                           New Orleans, Louisiana 70160
                     Attention:            Senior Vice President &
                                           Chief Financial Officer
                     Telecopy:             (504) 587-5234


                With a copy to:            McDermott Incorporated
                                           1010 Common street
                                           P.O. Box 60035
                                           New Orleans, Louisiana 70160
                     Attention:            Vice President, Secretary & General
                                           Counsel
                     Telecopy:             (504) 587-5237


                If to the Company:         Universal Fabricators Incorporated
                                           P.O. Box 11308
                                           Port Road, Port of New Iberia
                                           New Iberia, Louisiana 70562
                     Attention:            President

                     Telecopy:             (318) 365-3711


Any party may change its address for receiving notice by written notice given to the others named above.

14.04 GOVERNING LAW. This Shareholders' Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, and the Parties hereby irrevocably and unconditionally consent and submit to the in personam jurisdiction of any court located in Lafayette, Louisiana having jurisdiction over all matters relating to this Shareholders' Agreement. Each Party agrees that service of process in any action or proceeding hereunder may be made upon such party by certified mail, return receipt requested to the address for notice set forth herein. Each Party irrevocably waives any objection it may have to the venue of any action, suit or proceeding brought in such courts or to the convenience of the forum and each Party irrevocably waives the right to proceed in any other jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any Party therein described.

14.05 BINDING EFFECT. The terms and conditions of the within Shareholders Shareholders' Agreement shall extend to, be binding upon, and inure to the benefit of, the heirs, successors, administrators, legal representatives, and permitted assigns of the Parties hereto.

14.06 EFFECTIVE DATE; TERM. The effective date of this Shareholders' Agreement shall be the date of its execution by the Parties as written above, and, unless sooner terminated as provided herein, it shall remain in effect for an initial term of ten (10) years. Thereafter, at any time within two (2) years prior to the expiration of such initial term or any renewal thereof, the Parties may extend the duration of this Shareholders' Agreement for as many additional periods, each not to exceed ten (10) years, as the Parties may agree.

14.07 ANNEXES. All Annexes to this Shareholders' Agreement are integral parts of this Agreement and are incorporated into this Agreement as if herein fully set out.

14.08 COUNTERPARTS. This Shareholders' Agreement is being executed in multiple originals and each original shall have equal force.

14.09 MODIFICATIONS. Neither this Shareholders' Agreement nor any provision hereof may be waived, modified, discharged or terminated except by an instrument in writing signed by each of the Shareholders hereto.


14.10 CONFIDENTIALITY. (a) Each of the Parties hereto hereby agrees that it shall hold in strict confidence all data and other information of any kind and description received by said Party from the other Parties or an Affiliate of the other Parties pursuant to, as a result of, or in connection with the activities contemplated by this Shareholders' Agreement and shall disclose such data and other information to Third Parties only when authorized in writing by the other Parties or to the extent such disclosure is required by law.

(b) The confidentiality obligation of each Party under Section 14.10(a) above shall not apply to data and other information which:

        (i) is or becomes publicly known through no wrongful act of a Party;

       (ii) is received by a Party from a Third Party without breach of any obligation of nondisclosure owed by said Third Party to an other Party or an Affiliate of such other Party;

      (iii) it or has been independently developed by a Party as shown to the satisfaction of the other Parties by written records;

       (iv) is contained in any published patent or published patent application or which becomes published or otherwise generally known to a Party through no wrongful act form and after the date it becomes published or generally known; or

       (v)      is published pursuant to governmental or judicial requirement.

(c) The confidentiality obligation of each Party under Section 14.10(b) above shall terminate, in any event, seven (7) years from its receipt of such data and such other information or three (3) years after dissolution of the Company, whichever is longer; provided, however, that such expiration shall not be a grant to a Party of the right to publish or to disclose to others any such data and other information marked "trade secret".



14.11 CRAWLER CRANE RENTALS; ROLLED PIPE SUBCONTRACTS. The Shareholders have agreed that McDermott shall have a first right of refusal for crawler crane rentals and rolled pipe subcontracts from the Company. Accordingly, the Company shall include McDermott as a bidder for any such rentals or subcontracts at anytime that the Company is soliciting bids or proposals therefor from any Third Party. In the event that McDermott's offer in response thereto is competitive as to price and delivery than the Company shall rent such crawler cranes or subcontract such rolled pipe to McDermott.


14.12 PURPOSE OF AGREEMENT. The Shareholders agree that they shall vote at all levels of Shareholders and/or Board of Directors meetings in respect of the shares held by them in such a manner that the provisions of this Agreement are complied with.



                               ENTIRE AGREEMENT

This Shareholders' Agreement constitutes the entire agreement between the Parties hereto relating to the subject matter hereof except for those certain

Letter Agreements dated November 30, 1992 and December 1, 1992 between McDermott and Universal which is by reference incorporated herein. There are no terms, obligations, covenants, representations, statements or conditions other than those contained herein and therein.

No variation or modification of this Shareholders' Agreement nor waiver of any of the terms and provisions hereof shall be deemed valid unless in writing by the Parties hereto.




IN WITNESS WHEREOF, the Parties hereto have caused this Shareholders' Agreement to be executed as of the date first written above.


                                   UNIVERSAL PARTNERS, INC.


                                   By:    /s/ Dailey J. Berard
                                      --------------------------------

                                   Name:    Dailey J. Berard
                                        ------------------------------

                                   Title:      President
                                         -----------------------------



                                   McDERMOTT INCORPORATED

                                   By:     /s/ Brock A. Hattox
                                      --------------------------------

                                   Name:         Brock A. Hattox
                                          ----------------------------

                                   Title:   Senior Vice-President and
                                          ----------------------------
                                              Chief Financial Officer
                                          ----------------------------


                                   UNIVERSAL FABRICATORS INCORPORATED

                                   By:    /s/ Dailey J. Berard
                                      --------------------------------

                                   Name:      Dailey J. Berard
                                        ------------------------------

                                   Title:         President
                                         -----------------------------

                         ANNEXES INTENTIONALLY OMITTED


                  REGISTRANT WILL PROVIDE COPIES UPON REQUEST